As of 6/1/00                                               Exhibit E

                             NONUTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS

                                                                                                              Principal      Credit
                                                                              Interest         Maturity        Amount       Capacity
New York NonUtilities (as of 6/01/00)                                         Rate             Date            ($000)         ($000)
-------------------------------------                                         ----             ----            ------         ------
The Houston Exploration Company
            Sr. Subordinated Notes                                            8.63%             01/2008         100,000

            Line Of Credit With Chase Bank Texas                              Floating (1)      03/01/03        181,400      200,000

KeySpan Energy Development Co.
            Line of Credit with Royal Bank of Canada and others (2)
            Canadian (3)                                                      Revolving                          177,000     200,000
            American                                                                                             117,631     132,917
Solex Production Ltd.
            Line of Credit with Canadian Imperial Bank of Canada
            Canadian (3)                                                      Revolving                            7,500      10,000
            American                                                                                               4,984       6,646

            Total for New York NonUtility Subsidiaries                                                           404,016

                                                                                                                              Shelf
                                                                                    Interest      Maturity      Balance     Capacity
Massachusetts NonUtilities (as of 12/31/99)   Issue                                 Rate          Date           ($000)       ($000)
-------------------------------------------   -----                                 ----          ----           ------       ------
Midland Enterprises
                                              First Ship Mortgage Bonds             6.25%         2008          69,088

                                         First Ship Mortgage Medium Term Notes
                                                                                    8.10%      04/10/2002       3,000
                                                                                    9.73%      12/15/2005      10,000
                                                                                    9.75%      12/05/2005       3,000
                                                                                    9.13%      08/15/2006      10,000
                                                                                    9.70%      06/20/2007       5,000
                                                                                    8.20%      04/10/2007      10,000
                                                                                    9.60%      08/06/2010       5,000
                                                                                    9.85%      07/19/2010      10,000
                                                                                    8.70%      04/09/2012      12,000
                                             Deposited Monies (4)                                               (737)
                                             Total Debt                                                       136,351
                                             Capital Leases                         7.50%                      11,316

            Total for Massachusetts NonUtility Subsidiaries                                                   147,667

                                                                                                                             Shelf
                                                                      Interest             Maturity        Balance        Capacity
New Hampshire NonUtilities  (As of 9/30/99)        Issue              Rate                 Date            ($000)           ($000)
--------------------------  ---------------        -----              ----                 ----            ------           ------
EnergyNorth Propane
                                        Revolving Promissory Note     LIBOR + 1.50%        2009             2,463

                                        Equipment Notes Payable       Prime + 0.50%        2004               645

ENI Mechanicals, Inc.
                                        Equipment Notes Payable       .90% - 10.90%        2003               228

EnergyNorth Realty, Inc.
                                        Mortgage NP (5)               8.00% 2008                              833


            Total for New Hampshire NonUtility Subsidiaries                                                  4,169

            Total for NonUtility Subsidiaries                                                              555,852

Notes (1)The interest rate is equal to a fluctuating or fixed rate at the company's option. (2)Other participating banks include: the Chase Manhattan Bank of Canada, the Toronto Dominion Bank, the Bank of Montreal , First Chicago NBD Bank, the National Bank of Canada, and Alberta Treasury Branches. (3)Lines of Credit for were negotiated in Canadian dollars. The current exchange rate as of 5/31/00 is 1.5047 Canadian dollar per U.S. dollar. (4)As a provision to the First Ship Mortgage Medium Term Notes, monies need to be deposited in the event of any casualty loss due to property damage. (5)Interest rate resets every five years.